Exhibit 5.1

Husch Blackwell Sanders LLP
DIRECT 402.964.5000 • FAX 402.964.5050 •
1620 DODGE STREET, SUITE 2100 • OMAHA, NE 68102-1504
www.huschblackwell.com

June 24, 2008

Green Plains Renewable Energy, Inc.

105 N. 31st Avenue

Suite 103

Omaha, Nebraska 68131

Re:                             Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Green Plains Renewable Energy, Inc., an Iowa corporation (the “Company”), in connection with the mergers contemplated by: (i) the Agreement and Plan of Merger among the Company, Green Plains Merger Sub, Inc., a Delaware corporation and VBV, LLC, a Delaware limited liability company; (ii) the Agreement and Plan of Merger among the Company, IN Merger Sub, LLC, an Indiana limited liability company and Indiana Bio-Energy, LLC, an Indiana limited liability company; and (iii) the Agreement and Plan of Merger among the Company, TN Merger Sub, LLC, a Tennessee limited liability company and Ethanol Grain Processors, LLC, a Tennessee limited liability company (collectively, the “Mergers”).  This opinion is furnished in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration of shares of the Company’s common stock, par value $.001 (the “Common Stock”), that may be issued in connection with the Mergers.

In rendering this opinion, we have examined such corporate records and other documents, and we have reviewed such matters of law, as we have deemed necessary or appropriate.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. With respect to the actions to be taken subsequent to the date hereof by the Board of Directors of the Company or an authorized committee thereof, we have assumed that such actions will be taken at duly called meetings with a quorum of directors or committee members, as the case may be, present and acting throughout, or by unanimous written consent of all directors or committee members, as the case may be. We have assumed that the form of certificate or other instrument or document to be issued after the date hereof representing the Common Stock to be issued under the Registration Statement will conform in all respects to the requirements applicable under the Iowa Business Corporation Act (“IBCA”).

We do not express any opinion as to any laws other than the IBCA.  In so far as the opinions expressed herein relate to matters governed by laws other than those above, we assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein.

Based upon the foregoing, we are of the opinion that the shares of Common Stock of the Company, when issued in connection with the Mergers, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to Husch Blackwell Sanders LLP and this opinion under the heading “Legal Matters” in the Registration Statement and the related Proxy Statement/Prospectus included in the Registration Statement.

Our consent to such reference does not constitute consent under Section 7 of the Act.  In consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories or persons whose consent is required under said Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.  We assume no obligation to advise you or any other person, or to make any investigations, as to any legal development or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ Husch Blackwell Sanders LLP
Husch Blackwell Sanders LLP